Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 4, 2005, the Company filed an amended current report on Form 8-K/A with respect to the completion on August 12, 2005 of its acquisition, through a wholly-owned subsidiary, of 100% of the membership interests in Eagle Aviation Resources, Ltd., a Nevada limited liability company doing business as Las Vegas Executive Air Terminal (“LVE”). LVE is an established fixed base operation, operating out of McCarran International Airport in Las Vegas, Nevada, under the terms of a 30 year lease granted in 1996. The audited financial statements and unaudited interim financial information required in compliance with Rule 3-05 of Regulation S-X, and the pro forma financial information required in compliance with Article 11 of Regulation S-X, were disclosed in that filing.

On May 16, 2006, the Company filed an amended current report on Form 8-K/A with respect to the completion on May 1, 2006 of its acquisition, through a wholly-owned subsidiary, of 50% of the shares of IMTT Holdings Inc., formerly known as Loving Enterprises, Inc. (“IMTT Holdings”). IMTT Holdings is the ultimate holding company for a group of companies and partnerships that own a bulk liquid storage terminal business operating as International-Matex Tank Terminals (“IMTT”). The audited financial statements and unaudited interim financial information required in compliance with Rule 3-05 of Regulation S-X, and the pro forma financial information required in compliance with Article 11 of Regulation S-X, were disclosed in that filing.

On June 27, 2006, the Company filed an amended current report on Form 8-K/A with respect to the completion on June 7, 2006 of its acquisition, through a wholly-owned subsidiary, of K-1 HGC Investment, L.L.C. (subsequently renamed Macquarie HGC Investment LLC) (“MHGI”), which owns HGC Holdings, L.L.C. (subsequently renamed HGC Holdings LLC) (“HGC”) and The Gas Company, LLC (“TGC”). MHGI, together with its wholly owned subsidiary, HGC Investment Corporation, are the sole members of HGC, and HGC is the sole member of TGC. TGC is a Hawaii limited liability company that owns and operates the regulated synthetic natural gas distribution business in Hawaii and distributes and sells liquefied petroleum gas through unregulated operations. The audited financial statements and unaudited interim financial information required in compliance with Rule 3-05 of Regulation S-X, and the pro forma financial information required in compliance with Article 11 of Regulation S-X, were disclosed in that filing.

On August 22, 2006, the Company filed a current report on Form 8-K with respect to the sale, through its wholly-owned subsidiary Communications Infrastructure LLC, of 16,517,413 stapled securities of Macquarie Communications Infrastructure Group (ASX: MCG) (“MCG”).

On October 2, 2006, the Company filed a current report on Form 8-K with respect to the sale, through its wholly-owned subsidiary South East Water LLC, of its 17.5% minority interest in the holding company for South East Water.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2006 gives effect to our dispositions of Macquarie Yorkshire Limited (“MYL”) and our interest in Macquarie Luxembourg Water S.a.r.L (“SEW”) as if the dispositions had been completed as of September 30, 2006.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005 give effect to the acquisitions of LVE, IMTT and TGC as if these transactions had occurred on January 1, 2005, and the dispositions of MCG stapled securities, MYL and SEW as if these transactions had occurred on December 31, 2004. Certain reclassifications were made to the historical financial statements to conform to the current presentation.

In August 2006 and October 2006, MIC used the cash proceeds from the sale of our investments in MCG and SEW, respectively, to reduce its borrowings under the acquisition credit facility at the Macquarie Infrastructure Company Inc. level. The impact of the reduction of borrowings from the sale of SEW has not been included in the pro forma condensed combined balance sheet. The impact on interest expense from the reduction of borrowings from the sale of our investments in both MCG and SEW has not been included in the pro forma condensed combined statement of operations.

On October 30, 2006, MIC completed an offering of Shares under its existing shelf registration statement which generated approximately $252.8 million in net proceeds. Most of these proceeds were used to repay the remaining balance under the acquisition credit facility at the Macquarie Infrastructure Company Inc. level. The impact of the reduction in borrowings from the offering of Shares has not been included in the pro forma condensed combined balance sheet and pro forma condensed combined statement of operations.

We have included pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP measure, as we consider it to be an important measure of our overall performance. We believe EBITDA provides additional insight into the performance of our operating companies and our ability to service our obligations and support our ongoing dividend policy.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

CONDENSED COMBINED PRO FORMA BALANCE SHEET
As of September 30, 2006
($ in thousands)

	MIC $	Dispositions		Pro forma Combined $
		SEW $	MYL $
ASSETS
Cash and cash equivalents (A)	37,964	88,875	82,795	209,634
Restricted cash	727	—	—	727
Accounts receivable, less allowance for doubtful debts	57,612	—	—	57,612
Dividends receivable	7,000	—	—	7,000
Other receivables	4,448	—	—	4,448
Inventories	11,840	—	—	11,840
Prepaid expenses	6,968	—	—	6,968
Deferred income taxes	2,396	—	—	2,396
Income tax receivable	2,696	—	—	2,696
Other	10,990	—	—	10,990
Total current assets	142,641	88,875	82,795	314,311

Property, equipment, land and leasehold improvements, net	518,293	—	—	518,293

Restricted cash	24,567	—	—	24,567
Equipment lease receivables	41,894	—	—	41,894
Investments in unconsolidated businesses (B)	323,206	—	(77,966)	245,240
Investment, cost (C)	38,433	(38,433)	—	—
Related party subordinated loan (B)	20,741	—	(20,741)	—
Goodwill	503,447	—	—	503,447
Intangible assets, net	556,976	—	—	556,976
Deposits and deferred costs on acquisitions	90	—	—	90
Deferred financing costs, net of accumulated amortization	22,983	—	—	22,983
Fair value of derivative instruments (D)	3,762	(397)	(290)	3,075
Other	4,783	—	—	4,783
Total assets	2,201,816	50,045	(16,202)	2,235,659
LIABILITIES AND STOCKHOLDERS’ EQUITY
Due to manager	3,691	—	—	3,691
Accounts payable	26,903	—	—	26,903
Accrued expenses	17,517	—	—	17,517
Current portion of notes payable and capital leases	5,026	—	—	5,026
Current portion of long-term debt	146	—	—	146
Other	8,961	—	—	8,961
Total current liabilities	62,244	—	—	62,244

Capital leases and notes payable, net of current portion	3,674	—	—	3,674
Long-term debt, net of current portion	1,339,127	—	—	1,339,127
Related party long-term debt (B)	20,689	—	(20,689)	—
Deferred income taxes	195,989	—	—	195,989
Fair value of derivative instruments	80	—	—	80
Other	22,245	—	—	22,245
Total liabilities	1,644,048	—	(20,689)	1,623,359

Minority interests	8,664			8,664

Trust stock, no par value; 500,000,000 authorized, 27,212,165 shares issued and outstanding at September 30, 2006	546,262	—	—	546,262
Accumulated other comprehensive loss (E)	(1,746)	1,152	559	(35)
Accumulated earnings (F)	4,588	48,893	3,928	57,409
Total stockholders’ equity	549,104	50,045	4,487	603,636
Total liabilities and stockholders’ equity	2,201,816	50,045	(16,202)	2,235,659

		As of September 30, 2006
		($ in thousands)
(A)	Cash and cash equivalents
	Reflects the proceeds received on the sale of investments, net of cash disposed:
	SEW	$88,875
	MYL	$82,795

In October 2006, MIC used the cash proceeds from the sale of our investment in SEW to reduce its borrowings under the acquisition credit facility at the Macquarie Infrastructure Company Inc. level, which was $377.6 million at September 30, 2006. This has not been reflected in the above pro forma balance sheet.

(B)	Investments in unconsolidated businesses, Related party subordinated loan, and Related party long-term debt
	Reflects the sale of MYL	$(77,966)
	Reflects the sale of MYL	$(20,741)
	Reflects the sale of MYL	$(20,689)

(C)	Investment, cost
	Reflects the sale of our investment in SEW	$(38,433)

(D)	Fair value of derivative instruments

Reflects reversal of the fair value of the foreign currency forward contracts entered to hedge distributions from the foreign investments. We entered into off-setting contracts on August 17 and August 24, 2006 and expect to close out the contracts in 2007:

	SEW	$(397)
	MYL	$(290)

(E)	Accumulated other comprehensive loss
	Reflects the other comprehensive loss arising from the revaluation of foreign currency balance sheet items:
	SEW	$1,152
	MYL	$559

(F)	Accumulated earnings
	Reflects the gain realized on the sale of our investments in:
	SEW	$48,893
	MYL	$3,928

MACQUARIE INFRASTRUCTURE COMPANY TRUST

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2006
($ in thousands, except per share data)

		Acquisitions		Dispositions			Pro forma Adjustments $		Pro forma Combined $
	MIC $	IMTT $	TGC $	MCG $	SEW $	MYL $
Revenues
Revenue from product sales	204,691	—	71,944	—	—	—	—		276,635
Service revenue	147,060	—	—	—	—	—	—		147,060
Financing and equipment lease income	3,856	—	—	—	—	—	—		3,856
Total revenue	355,607	—	71,944	—	—	—	—		427,551

Costs and expenses
Cost of product sales	(135,370)	—	(48,176)	—	—	—	—		(183,546)
Cost of services	(70,205)	—	—	—	—	—	—		(70,205)
Selling, general and administrative expenses	(82,806)	—	(10,965)	—	—	(74)	—		(93,845)
Fees to manager	(14,151)	—	—	—	—	—	—		(14,151)
Depreciation expense	(7,969)	—	(2,353)	—	—	—	(169)	(1)	(10,491)
Amortization of intangibles	(13,411)	—	(2)	—	—	—	(357)	(2)	(13,770)
Operating income	31,695	—	10,448	—	—	(74)	(526)		41,543

Dividend income	8,395	—	—	(2,352)	(6,044)	—	—		(1)
Interest income	3,731	—	463	—	—	(1,257)	—		2,937
Interest expense	(57,068)	—	(3,786)	—	—	797	(6,595)	(3)	(66,652)
Equity in earnings and amortization charges of investees	7,302	3,225	—	—	—	(6,528)	(2,132)	(4)	1,867
Unrealized gain on derivative instruments	3,096	—	—	—	—	—	(598)	(5)	2,498
Gain on sale of marketable securities	7,005	—	—	(7,005)	—	—	—		—
Other income (expense), net	(421)	—	(1,876)	—	—	—	413	(6)	(1,884)
Income (loss) before income taxes and minority interests	3,735	3,225	5,249	(9,357)	(6,044)	(7,062)	(9,438)		(19,692)
Income tax benefit (expense)	3,259	—	(2,062)	—	—	—	2,263	(7)	3,460
Minority interests	(14)	—	—	—	—	—	—		(14)
Net income (loss)	6,980	3,225	3,187	(9,357)	(6,044)	(7,062)	(7,175)		(16,246)

Basic and diluted income (loss) per share	$0.26								$(0.60)

Weighted average number of shares of trust stock outstanding:
Basic	27,108,962								27,108,962
Diluted	27,125,358								27,108,962

Reconciliation of net income (loss) to EBITDA
Net income (loss)	6,980	3,225	3,187	(9,357)	(6,044)	(7,062)	(7,175)		(16,246)
Interest expense, net	53,337	—	3,323	—	—	460	6,595		63,715
Income tax benefit (expense)	(3,259)	—	2,062	—	—	—	(2,263)		(3,460)
Depreciation expense – airport parking and district energy (8)	6,883	—	—	—	—	—	—		6,883
Depreciation expense per above (8)	7,969	—	2,353	—	—	—	169		10,491
Amortization of intangibles (8)	13,411	—	2	—	—	—	357		13,770
EBITDA	85,321	3,225	10,927	(9,357)	(6,044)	(6,602)	(2,317)		75,153

		Nine Months Ended September 30, 2006
		($ in thousands)
(1)	Depreciation
	Additional depreciation expense reflecting the Company’s share in the increase in value of certain TGC tangible assets, depreciated over 9 years	$169

(2)	Amortization
	Additional amortization expense reflecting the Company’s share in the increase in value of certain TGC intangible assets, depreciated over a period of 9 to 14 years	$357

(3)	Interest expense
	Increase in interest expense assuming the amount drawn under MIC’s revolving credit facility relating to the IMTT purchase was outstanding for the entire nine months ended September 30, 2006	$(3,694)
	Increase in interest expense assuming the amount drawn under MIC’s revolving credit facility relating to the TGC purchase was outstanding for the entire nine months ended September 30, 2006	$(2,781)
	Adjustment to interest expense assuming the amount drawn under TGC’s term loan ($160 million) was outstanding for the entire nine months ended September 30, 2006	$86
	Amortization of deferred financing costs of $3.3 million relating to TGC’s term loan ($160 million)	$(206)
		$(6,595)

In August 2006 and October 2006, MIC used the cash proceeds from the sale of our investments in MCG and SEW, respectively, to reduce its borrowings under the acquisition credit facility at the Macquarie Infrastructure Company Inc. level. The impact on interest expense if the borrowings under the facility had been lower throughout the nine months ended September 30, 2006 by the amount of the sale proceeds, would have been a reduction in interest expense of $4.3 million. This impact on interest expense has not been included in the above pro forma statement of operations.

(4)	Equity in earnings (loss) and amortization charges of investees
	Additional amortization and depreciation expense reflecting the Company’s share in the increase in value of certain IMTT tangible and intangible assets, depreciated over a period of 10 to 30 years	$(2,668)
	Net elimination of certain intercompany business relationships that ceased upon the acquisition of our 50% interest of IMTT	$48
	Elimination of interest expense of $32.6 million of debt that was repaid by IMTT Holdings using the proceeds of our equity investment	$488
		$(2,132)

We have entered into a shareholders’ agreement which provides, with some exceptions, for minimum aggregate quarterly distributions of $14 million to be paid by IMTT, or $7 million to us, beginning with the quarter ended June 30, 2006 and through the quarter ending December 31, 2007. These distributions are a cashflow item and are not reflected in the above pro forma statement of operations.

(5)	Unrealized gain on derivative instruments
	Removal of net unrealized gains on foreign currency forward contracts entered into, to hedge distributions from offshore investments	$(598)

(6)	Other income (expense)
	Removal of net realized losses on foreign currency forward contracts entered into, to hedge distributions from offshore investments	$413

(7)	Income tax expense
	Net impact upon income taxes as a result of the above adjustments	$(2,263)

(8)

Depreciation includes $2.6 million and $4.3 million for our airport parking and district energy businesses, respectively, which are included in cost of services. Depreciation and amortization of intangibles do not include our pro forma share of MYL and IMTT depreciation and amortization expense. Our share of MYL amortization expense for the nine months ended September 30, 2006 was $2.9 million. Our pro forma share of IMTT depreciation and amortization expense for the same period was $3.4 million. These items are included in equity in earnings (loss) and amortization charges of investees.

	Grand Total of All Adjustments	$(7,175)

MACQUARIE INFRASTRUCTURE COMPANY TRUST

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2005
($ in thousands, except per share data)

	MIC $	Acquisitions			Dispositions			Pro forma Adjustments $		Pro forma Combined $
		LVE $	IMTT $	TGC $	MCG $	SEW $	MYL $
Revenues
Revenue from product sales	143,273	20,834	―	146,112	―	―	―	―		310,219
Service revenue	156,167	2,981	―	―	―	―	―	―		159,148
Financing and equipment lease income	5,303	―	―	―	―	―	―	―		5,303
Total revenue	304,743	23,815	―	146,112	―	―	―	―		474,670
Costs and expenses
Cost of product sales	(84,806)	(13,223)	―	(78,367)	―	―	―	―		(176,396)
Cost of services	(81,834)	(1,199)	―	―	―	―	―	―		(83,033)
Selling, general and administrative expenses	(82,636)	(4,264)	―	(41,657)	―	―	78	―		(128,479)
Fees to manager	(9,294)	―	―	―	―	―	―	―		(9,294)
Depreciation expense	(6,007)	(612)	―	(5,235)	―	―	―	(393)	(1)	(12,247)
Amortization of intangibles	(14,815)	(35)	―	―	―	―	―	(1,977)	(2)	(16,827)
Operating income	25,351	4,482	―	20,853	―	―	78	(2,370)		48,394
Dividend income	12,361	―	―	―	(4,209)	(8,152)	―	―		―
Interest income	4,064	13	―	―	―	―	(1,768)	―		2,309
Interest expense	(33,800)	(270)	―	(4,125)	―	―	1,011	(25,003)	(3)	(62,187)
Equity in earnings and amortization charges of investees	3,685	―	6,688	―	―	―	(3,684)	(6,021)	(4)	668
Other income (expense), net	123	8	―	1,855	―	―	―	(791)	(5)	1,195
Income (loss) before income taxes and minority interests	11,784	4,233	6,688	18,583	(4,209)	(8,152)	(4,363)	(34,185)		(9,621)
Income tax benefit (expense)	3,615	―	―	(7,255)	―	―	―	9,928	(6)	6,288
Minority interests	(203)	―	―	(20)	―	―	―	20	(7)	(203)
Net income (loss)	15,196	4,233	6,688	11,308	(4,209)	(8,152)	(4,363)	(24,237)		(3,536)
Basic and diluted income (loss) per share	$0.56									$(0.13)
Weighted average number of shares of trust stock outstanding:
Basic	26,919,608									26,919,608
Diluted	26,929,219									26,919,608

Reconciliation of net income (loss) to EBITDA
Net income (loss)	15,196	4,233	6,688	11,308	(4,209)	(8,152)	(4,363)	(24,237)		(3,536)
Interest expense, net	29,736	257	―	4,125	―	―	757	25,003		59,878
Income tax benefit (expense)	(3,615)	―	―	7,255	―	―	―	(9,928)		(6,288)
Depreciation expense (8)	14,098	612	―	5,235	―	―	―	393		20,338
Amortization of intangibles (8)	14,815	35	―	―	―	―	―	1,977		16,827
EBITDA	70,230	5,137	6,688	27,923	(4,209)	(8,152)	(3,606)	(6,792)		87,219

		Year Ended December 31, 2005
		($ in thousands)
(1)	Depreciation
	Additional depreciation expense reflecting the Company’s share in the increase in value of certain TGC tangible assets, depreciated over 9 years	$393

(2)	Amortization
	Additional amortization expense for the 7.5 months period prior to our acquisition of LVE on August 12, 2005. This reflects the increase in value of the intangible assets acquired to $45.9 million, and is amortized over 20 years	$1,148
	Additional amortization expense reflecting the Company’s share in the increase in value of certain TGC intangible assets, depreciated over a period of 9 to 14 years	$829
		$1,977
(3)	Interest expense
	Reduction in interest expense as a result of LVE debt not assumed by us	$270
	Increase in interest expense assuming the amount drawn under MIC’s revolving credit facility relating to the IMTT purchase was outstanding for the entire 2005 year	$(14,892)
	Increase in interest expense assuming the amount drawn under MIC’s revolving credit facility relating to the TGC purchase was outstanding for the entire 2005 year	$(5,684)
	Increase in interest expense assuming the amount drawn under TGC’s term loan ($160 million) was outstanding for the entire 2005 year	$(4,419)
	Removal of net gains on foreign currency forward contracts entered into to hedge distributions from offshore investments	$(188)
		$(25,003)
(4)	Equity in earnings (loss) and amortization charges of investee
	Additional amortization and depreciation expense reflecting the Company’s share in the increase in value of certain IMTT tangible and intangible assets, depreciated over a period of 10 to 30 years	$(7,805)
	Net elimination of certain intercompany business relationships that ceased upon the acquisition of our 50% interest of IMTT	$269
	Elimination of interest expense of $32.6 million of debt that was repaid by IMTT Holdings using the proceeds of our equity investment	$1,515
		$(6,021)

We have entered into a shareholders’ agreement which provides, with some exceptions, for minimum aggregate quarterly distributions of $14 million to be paid by IMTT, or $7 million to us, beginning with the quarter ended June 30, 2006 and through the quarter ending December 31, 2007. These distributions are a cashflow item and are not reflected in the above pro forma statement of operations.

(5)	Other income (expense)
	Removal of net gains on foreign currency forward contracts entered into to hedge distributions from offshore investments	$(791)

(6)	Income tax expense
	Adjustment to record estimated tax benefit relating to the pro forma adjustments	$(9,928)

(7)	Minority interest
	Removal of minority interest not acquired in TGC acquisition	$20

(8)

Depreciation includes $2.4 million and $5.7 million for our airport parking and district energy businesses, respectively, which are included in cost of services. Depreciation and amortization of intangibles do not include our pro forma share of MYL and IMTT depreciation and amortization expense. Our share of MYL amortization expense for the year ended December 31, 2005 was $3.8 million. Our pro forma share of IMTT depreciation and amortization expense for the same period was $23.5 million. These items are included in equity in earnings and amortization charges of investees.

	Grand Total of All Adjustments	$(24,237)

FORWARD LOOKING STATEMENTS

This filing contains forward-looking statements. We may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond the Company’s control including, among other things: its ability to successfully integrate and manage acquired businesses, including the ability to retain or replace qualified employees, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance debt, and implement its strategy; decisions made by persons who control its investments including the distribution of dividends; its regulatory environment for purposes of establishing rate structures and monitoring quality of service; changes in general economic or business conditions, or demographic trends, including changes to the political environment, economy, tourism, construction and transportation costs, changes in air travel, automobile usage, fuel and gas costs, including the ability to recover increases in these costs from customers; reliance on sole or limited source suppliers, particularly in our gas utility business; foreign exchange fluctuations; environmental risks; and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

Date: January 5, 2007	By:	/s/ Peter Stokes
Name: Peter Stokes
Title: Regular Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date: January 5, 2007	By:	/s/ Peter Stokes
Name: Peter Stokes
Title: Chief Executive Officer